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                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 17, 2001, except for Note 2, as to which the date is March 1, 2001, relating to the consolidated financial statements, which appears in FleetBoston Financial Corporation's Current Report on Form 8-K dated May 4, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP


Boston, Massachusetts
November 7, 2001